EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tejas Gas Corporation on Form S-8 of our report dated February 12, 1997 appearing in the Annual Report on Form 10-K of Tejas Gas Corporation for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Houston, Texas
May 9, 1997